                          PIONEER MID CAP GROWTH FUND

                        SPECIAL MEETING OF SHAREHOLDERS

                               JANUARY 20, 2010

This proxy is solicited on behalf of the Board of Trustees of Pioneer Mid Cap
Growth Fund (the "Trust"). The undersigned hereby appoints John F. Cogan, Jr.,
Dorothy E. Bourassa and Christopher J. Kelley, each of them (with full powers of substitution) to vote for the undersigned all shares of beneficial interest of the undersigned in Pioneer Mid Cap Growth Fund (the "Fund"), a series of the
Trust, at the Special Meeting of Shareholders of the Fund to be held at 2:00
p.m., Eastern time, on January 20, 2010, at the offices of Bingham McCutchen
LLP, One Federal Street, Boston, Massachusetts, and any adjournment or postponement thereof (the "Meeting"), with all the power the undersigned would have if personally present.

The shares represented by this proxy will be voted as instructed on the reverse side. Unless instructions to the contrary are given on the reverse or if this proxy is executed but no instruction is given, this proxy shall be deemed to grant authority to vote "FOR" the proposal, with discretionary power to vote upon such other business as may properly come before the Meeting or any adjournment or postponement. The proxies intend to vote with management on any such other business properly brought before the Meeting. The undersigned hereby acknowledges receipt of the accompanying Notice of the Special Meeting of
Shareholders and combined Proxy Statement and Prospectus.

                                     Date: [      ], 20[  ]

                                     YOUR VOTE IS VERY IMPORTANT.
                                     PLEASE COMPLETE, SIGN, DATE AND RETURN
                                     THE ENCLOSED PROXY CARD PROMPTLY.

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                                     Signature(s) of Shareholder(s) (Sign
                                     in the Box)

                                     Note: Please sign exactly as your
                                     name appears on this Proxy. When
                                     signing as attorney, executor,
                                     administrator, trustee or guardian,
                                     please give your full title as such.
                                     If a corporation or partnership,
                                     please sign in full corporate or
                                     partnership name by an authorized
                                     officer.

            NOTE: YOUR PROXY CARD IS NOT VALID UNLESS IT IS SIGNED
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YOUR VOTE IS IMPORTANT. PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW.
THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL BELOW IF NO SPECIFICATION IS MADE
BELOW.

Your Board of Trustees recommends that you vote "FOR" Proposal 1.

1. To approve an Agreement and Plan of Reorganization providing for (i) the acquisition of all of the assets and the assumption of the liabilities of
   Pioneer Mid Cap Growth Fund, in exchange for shares of Pioneer Select Mid
   Cap Growth Fund to be distributed to the shareholders of Pioneer Mid Cap
   Growth Fund, and (ii) the subsequent liquidation and dissolution of Pioneer
   Mid Cap Growth Fund.

   Please review the enclosed combined Proxy Statement and Prospectus because it contains important information regarding this proposal.

   FOR________    AGAINST________    ABSTAIN________

2. To transact such other business as may properly come before the meeting or and adjournments or postponements thereof.

       WE NEED YOUR VOTE BEFORE [________] [__], 20[  ].

          PLEASE SIGN AND DATE THE REVERSE SIDE.